EX-33 (b)
Restated Report on Assessment Regarding Compliance with Applicable Servicing Criteria

1. Avelo Mortgage, LLC (the "Servicer") is responsible for assessing compliance, as of December 31, 2006 and for the period from February 24, 2006 (the first day of the distribution period in which the GS Mortgage Securities Corp. ("GSMSC") first issued securities subject to Regulation AB) through December 31, 2006 (the "Reporting Period"), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in
   Item 1122 (d)(1)(i), (d)(1)(iii), (d)(2)(ii), (d)(2)(iv), (d)(3)(iii),
   (d)(4)(i), (d)(4)(ii), (d)(4)(iii), (d)(4)(vi), (d)(4)(xi), (d)(4)(xii) and
   (d)(4)(xv) of Regulation AB, which the Servicer has concluded are not applicable to the activities it performs, directly, with respect to the asset-backed securities transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the "Applicable Servicing Criteria"). While the Servicer engages vendors to perform the servicing criteria in (d)(4)(xi) and (d)(4)(xii), the Servicer does not take responsibility for the services provided by the vendors as each vendor provides a separate 1122 Reg AB assessment regarding compliance with the criteria. The transactions in which the Servicer was a party are covered by this report included those asset-backed securities transactions conducted by GS Mortgage Securities Corp. ("GSMSC") that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix A.

2. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the Reporting Period except as follows:

   The Servicer assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified a material instance of non-compliance with servicing criterion set forth in Item 1122(d)(2)(vii) of Regulation AB with respect to the Platform. Specifically, the Servicer did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date, or as such other number of days as specified in the transaction agreements and reconciling items were not resolved within 90 days of their original identification or such other number of days as specified in the transaction agreements.

3. The Servicer had taken responsibility for the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii) in its previous assessment dated March 28, 2007. The Servicer has since been informed that other servicers have taken responsibility for those servicing criteria in their assessments for the year ended December 31, 2006. Accordingly, the Servicer has restated its previous assessment for the for the period February 24, 2006 to December 31, 2006 to exclude the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii).

4. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2006 and for the Reporting Period.



Avelo Mortgage, LLC

By: /s/ David M. Altshuler
Name: David M. Altshuler
Title: Vice President and CFO


March 28, 2007, except for the Servicer's restatement described above regarding the exclusion of the servicing criteria set forth in 1122(d)(4)(xi) and 1122(d)(4)(xii) which was previously included in the scope of its assessment of compliance with the applicable servicing criteria, as to which the date is March 10, 2008.




Appendix A
Avelo Mortgage, L.L.C.
as of December 31, 2006



Deal Name                                    Short Name          Closing Date

Closed Deals
GSR Mortgage Loan Trust 2006-2F              GSR 2006-2F         2/24/2006
GSAA Home Equity Trust 2006-3                GSAA 2006-3         2/24/2006
GSAA Home Equity Trust 2006-4                GSAA 2006-4         3/2/2006
GSR Mortgage Loan Trust 2006-3F              GSR 2006-3F         3/30/2006
GSAA Home Equity Trust 2006-5                GSAA 2006-5         3/30/2006
GSR Mortgage Loan Trust 2006-4F              GSR 2006-4F         4/28/2006
GSAA Home Equity Trust 2006-6                GSAA 2006-6         4/28/2006
GSAA Home Equity Trust 2006-7                GSAA 2006-7         4/28/2006
GSAA Home Equity Trust 2006-8                GSAA 2006-8         4/28/2006
GSR Mortgage Loan Trust 2006-5F              GSR 2006-5F         5/26/2006
GSAA Home Equity Trust 2006-9                GSAA 2006-9         5/26/2006
GSAMP Trust 2006-HE3                         GSAMP 2006-HE3      5/26/2006
GSAMP 2006-SEA 1                             GSAMP 2006-SEA1     6/16/2006
GSAA Home Equity Trust 2006-10               GSAA 2006-10        6/29/2006
GSAMP Trust 2006-HE4                         GSAMP 2006-HE4      6/29/2006
GSAA Home Equity Trust 2006-11               GSAA 2006-11        6/30/2006
GSR Mortgage Loan Trust 2006-OA1             GSR 2006-OA1        8/24/2006
GSR Mortgage Loan Trust 2006-8F              GSR 2006-8F         8/25/2006
GSAA Home Equity Trust 2006-14               GSAA 2006-14        8/25/2006
GSAMP Trust 2006-HE5                         GSAMP 2006-HE5      8/25/2006
GSAA Home Equity Trust 2006-15               GSAA 2006-15        9/28/2006
GSAA Home Equity Trust 2006-16               GSAA 2006-16        9/28/2006
GSRPM Trust 2006-2                           GSAMP 2006-RPM2     10/16/2006
GSAA Home Equity Trust 2006-17               GSAA 2006-17        10/27/2006
GSAMP Trust 2006-HE7                         GSAMP 2006-HE7      10/30/2006
GSAA Home Equity Trust 2006-19               GSAA 2006-19        11/24/2006
GSAA Home Equity Trust 2006-18               GSAA 2006-18        11/30/2006
GSAA Home Equity Trust 2006-S1               GSAA 2006-S1        12/28/2006
GSR Mortgage Loan Trust 2006-10F             GSR 2006-10F        12/29/2006
GreenPoint Mortgage Funding Trust 2006-OH1   GPMF 2006-OH        12/29/2006
GSAA Home Equity Trust 2006-20               GSAA 2006-20        12/29/2006
GSAMP Trust 2006-HE8                         GSAMP 2006-HE8      12/29/2006


Appendix A (cont.)
Avelo Mortgage, L.L.C.
as of December 31, 2006



Deal Name                                    Master             Trustee
                                             Servicer
Closed Deals
GSR Mortgage Loan Trust 2006-2F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-3                Chase     US Bank National Association
GSAA Home Equity Trust 2006-4                Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-3F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-5                Chase     US Bank National Association
GSR Mortgage Loan Trust 2006-4F              Chase     US Bank National Association
GSAA Home Equity Trust 2006-6                Chase     US Bank National Association
GSAA Home Equity Trust 2006-7                Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-8                Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-5F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-9                Chase     US Bank National Association
GSAMP Trust 2006-HE3                         Wells     LaSalle Bank National Association
GSAMP 2006-SEA 1                             Chase     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-10               Wells     Deutsche Bank National Trust Company
GSAMP Trust 2006-HE4                         Wells     LaSalle Bank National Association
GSAA Home Equity Trust 2006-11               Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-OA1             Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-8F              Wells     US Bank National Association
GSAA Home Equity Trust 2006-14               Wells     LaSalle Bank National Association
GSAMP Trust 2006-HE5                         Wells     LaSalle Bank National Association
GSAA Home Equity Trust 2006-15               Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-16               Wells     Deutsche Bank National Trust Company
GSRPM Trust 2006-2                           Chase     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-17               Wells     Deutsche Bank National Trust Company
GSAMP Trust 2006-HE7                         Wells     LaSalle Bank National Association
GSAA Home Equity Trust 2006-19               Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-18               Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-S1               Wells     Deutsche Bank National Trust Company
GSR Mortgage Loan Trust 2006-10F             Wells     US Bank National Association
GreenPoint Mortgage Funding Trust 2006-OH1   Wells     Deutsche Bank National Trust Company
GSAA Home Equity Trust 2006-20               Wells     US Bank National Association
GSAMP Trust 2006-HE8                         Wells     LaSalle Bank National Association





Response to Reg AB Finding


Avelo acknowledges that for a period of time in 2006, bank accounts were not reconciled in strict compliance with Reg. AB; however, it must be recognized that Avelo was a start-up company servicing its first loans in January of 2006, with the servicing of securitized loans commencing on February 24, 2006. As of the date of the audit, all bank account reconciliations were current. No issues were found or arose from the delay in reconciling the bank accounts.

As a new servicing company, there were many issues to be addressed in order to be fully operational, including adjusting to a new servicing system and its capabilities. Moreover, during the start-up phase, staffing needs were being identified and addressed. These issues were particularly acute for the investor accounting group, which is responsible for bank account reconciliations. Now, however, the investor accounting group is fully staffed, trained and working efficiently and reconciliations are current.


/s/ James Weston Moffett
Name:  James Weston Moffett
Title: President and CEO
Date:  March 10, 2008